                                                                   EXHIBIT 10.19

                                    SUBLEASE
                        SAN LEANDRO SURGERY CENTER, LTD.
                                       and
                            LASER VISION CONSULTANTS



                                January 1, 1996

                                TABLE OF CONTENTS

  1.   Definition of Certain Terms ........................................ 1

       1.01 Definitions ................................................... 1

  2.   Term of Lease; Quiet Enjoyment; Use of Premises .................... 4

       2.01 Term and Option to Extend, Quiet Enjoyment .................... 4
       2.02 Use of Demised Premises; Signage .............................. 5

  3.   Rent ............................................................... 6

       3.01 Rent .......................................................... 6

       3.01 (a) Base Rent ................................................. 6
       3.01 (b) Additional Rent ........................................... 6
       3.01 (c) Tenant Tax Contribution ................................... 6
       3.01 (d) Partial Month ............................................. 6
       3.01 (e) Rent Due Date ............................................. 6
       3.02  Parking ...................................................... 7

 4.    Intentionally Omitted .............................................. 7

 5.    Insurance .......................................................... 7

       5.01 Insurance Required ............................................ 7
       5.02 Policy Terms and Beneficiaries ................................ 8

 6.    Personal Property of Tenant ........................................ 9

       6.01 Tenant's Property ............................................. 9
       6.02 Removal ....................................................... 9

 7.    Maintenance; Repairs, Utilities .................................... 9

       7.01 Repairs and Maintenance ....................................... 9

 8.    Construction of Improvements; Possession; Later Improvements .......10

       8.01 Tenant's Required Improvements ................................10
       8.02 Possession of Demised Premises ................................10
       8.03 Tenant Leasehold Improvements .................................10
       8.04 Ownership and Maintenance .....................................11
       8.05 No Liability ..................................................12

9.     Compliance with Legal Requirements .................................12

       9.01 Legal Requirements ............................................12

10.  Discharge of Liens ...................................................12

     10.01 No Liens Permitted, Removal ....................................12

11.  Damage or Destruction ................................................12

     11.01 Election to Terminate Lease ....................................12
     11.02 Repair .........................................................13
     11.03 Waiver of Subrogation ..........................................13

12.  Condemnation .........................................................13

     12.01 Entire Property ................................................13
     12.02 Partial Taking .................................................13
     12.03 Allocation of Award ............................................14
     12.04 Temporary Taking ...............................................14
     12.05 Definitions ....................................................14
     12.06 Waiver .........................................................15

13.  Going Dark ...........................................................15

     13.01  Going Dark ....................................................15

14.  Tenant's Default; Landlord's Remedies ................................15

     14.01 Events of Default ..............................................15
     14.02 Remedies .......................................................16
     14.03 Bankruptcy .....................................................18
     14.04 Survival .......................................................18

15.  Tenant's Notice to Landlord of Defaults ..............................18

     15.01 Landlords Default ..............................................18

16.  Assignments and Subleases ............................................18

     16.01 Restrictions on Assignment and Subletting ......................18
     16.02 Notice of Offer, Right to Terminate ............................18
     16.03 Related Companies ..............................................19
     16.04 Liability Continues ............................................20

17.  Termination of Lease; Surrender ......................................20

     17.01 Surrender, Holding Over ........................................20
     17.02 Survival .......................................................20

18.  Landlord's Right to Perform Tenant's Covenants .......................21

     18.01 Right to Perform ...............................................21

19.  Inspection by Landlord ...............................................21

     19.01 Inspection .....................................................21

20.  Indemnification ......................................................21

     20.01 Tenant's Indemnification .......................................21
     20.02 Environmental Matters ..........................................22
     20.03 Landlord's Obligations .........................................22
     20.04 Survival .......................................................22

21.  Landlord's Exculpation ...............................................23

     21.01 Limitation of Liability ........................................23
     21.02 Sale of Demised Premises .......................................23
     21.03 Survival .......................................................23

22.  Notices ..............................................................23

     22.01 Method; Effective Date .........................................23
     22.02 Reduced Time ...................................................23

23.  Certificates .........................................................24

     23.01 Lease Estoppel .................................................24
     23.02 Environmental, Certificate .....................................24
     23.03 Tenant Compliance ..............................................24
     23.04 Tenant Financial Statements ....................................24

24.  Miscellaneous Provisions .............................................24

     24.01 Invalidity of Certain Provisions ...............................25
     24.02 Captions and Table of Contents .................................25
     24.03 Independent Operation ..........................................25
     24.04 Time of the Essence ............................................25
     24.05 Waiver .........................................................25
     24.06 Counterparts ...................................................25
     24.07 Short Form Lease ...............................................26
     24.08 Covenants to Bind and Benefit Respective Parties ...............26
     24.09 Integration; No Oral Modifications .............................26
     24.10 Gender; Number .................................................26
     24.11 Rights and Remedies Cumulative .................................26
     24.12 Covenants Independent ..........................................26
     24.13 Corporate Authority and Status .................................26
     24.14 Cost of Performance ............................................27
     24.15 Attorney's Fees ................................................27
     24.16 No Offer .......................................................27
     24.17 Applicable Law .................................................27
     24.18 Reasonableness; Construction ...................................27

25.  Management Services Provided by Sublandlord ................................28



                                TABLE OF EXHIBITS


Exhibit A      Legal Description of Demised. Premises - Section 1.01 (d)
Exhibit B      Site Plan - Section 1.01 (d)

                      SUBLEASE FOR LASER VISION CONSULTANTS


         THIS SUBLEASE made as of the first day of January, 1996, between San Leandro Surgery Center, Ltd., a California Limited Partnership, (hereafter "Sublandlord"), and Laser Vision Consultants, (hereafter referred as "Subtenant").


                                    RECITALS

         A. Sublandlord has a leasehold interest in a building located at 15035 East 14th Street, San Leandro, California (the "Building"), pursuant to the terms of a lease executed on June 10, 1994 ("Master Lease"), by and between Sublandlord and Shadrall Associates, a New York general partnership that is the owner of the Building ("Landlord"). The Building shall house an ambulatory surgery center to be developed and operated by Sublandlord.

         B. Sublandlord desires to sublease to Subtenant a portion of the premises now occupied by Sublandlord under the terms of the Master Lease.

         C. Laser Vision Consultants conducts a private ophthalmology clinic that offers vision therapies to its patients, and desires to sublease from Sublandlord medical office space in the Building.


                                    AGREEMENT

         For and in consideration of the mutual promises, covenants and conditions herein contained and the rent reserved by Sublandlord to be paid by Subtenant to Sublandlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby rents from Sublandlord the Demised Premises, as hereinafter defined, for the term, at the rentals and upon the terms and conditions set forth below.


ARTICLE 1 - DEFINITION OF CERTAIN TERMS.

         Section 1.01 - Definitions. As used in this Sublease, the following terms shall have the meanings set forth below:

         (a) "Additional Rent" shall mean and include any amounts other than Base Rent required to be paid by Subtenant to Sublandlord pursuant to any of the provisions of this Sublease, including, without limitation, common area maintenance, tax, insurance and utilities contributions.

         (b) "Alterations" shall mean and include all improvements, changes, alterations and betterment to the Demised Premises.

         (c)      "Commencement Date" shall mean January 1, 1996.

         (d) "Demised Premises" shall mean the leasehold space as described in EXHIBIT A OF THIS LEASE together with all improvements therein and any and all leasehold improvements permanently affixed or attached at any time by Sublandlord, Subtenant or a previous occupant in the Demised Premises, including, without limitation, any heating, ventilation, air conditioning

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 2.


                  units and electrical systems. Demised Premises also includes free parking for Subtenant's employees, patients and visitors.

         (e) "Environmental Laws" shall mean all laws referred to in subparagraph (g) of this Section; each Environmental Law is a Legal Requirement.

         (f) "Force Majeure" shall mean causes beyond the reasonable control of Subtenant or Sublandlord, as the case may be, including but not limited to "acts of God", fire and other casualties, earthquakes and floods, strikes, lock-outs, protests, riots, insurrection, war, nuclear disaster, unavailability of materials, acts of governmental authority, including courts, or acts or conduct of the other party to this Sublease, its employees or agents, in violation of this Sublease. Such causes shall not include financial difficulties or inability to obtain financing.

         (g) "Hazardous Materials" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is or becomes regulated by any governmental authority or the United States Government or any of their agencies, or which has been identified as a toxic, cancer causing or otherwise hazardous substance. The term "Hazardous Materials" includes, without limitation, any material or substance which is (a) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or is listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5, as it may from time to be amended (the "Hazardous Waste Control Law"), (b) defined as "hazardous substance" under
                  Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 as now existing or hereafter amended (the "Carpenter-Presley-Tanner Hazardous Substance Account Act"), (c) defined as a "hazardous material", "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 as presently existing or hereafter amended (the "Hazardous Materials Release Response Plans and Inventory"), (d) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code Division 20, Chapter 6.7 as presently existing or hereafter amended (the "Underground Storage of Hazardous Substances Act"), (e) petroleum, (f) polychlorinated biphenyl (PCB), (g) asbestos, (h) listed under
                  Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, as now existing or hereafter amended, (i) designated as a "hazardous substance" pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as presently existing or hereafter amended or designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. Section 1251 et seq.), (j) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as presently existing or hereafter amended or (k) defined as a "hazardous substance" pursuant to Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), all statutes and regulations as presently existing or hereafter amended.

         (h) "Sublandlord" shall mean San Leandro Surgery Center, Ltd. and any purchasers, successors or assigns of the Demised Premises or any assignee of their interest under this Sublease.

         (i) "Sublease Year" shall refer to a period of 365 days (366 in any leap year) commencing on the Commencement Date or an anniversary of the Commencement Date. In the event the

SUBLEASE/LASER VISION CONSULTANT'S
January 1, 1996
Page 3.


                  Commencement Date is other than the first day of a month, each Sublease Year shall commence on the first day, and each anniversary thereof, of the first full calendar month following the Commencement Date, and any additional days between the Commencement Date and the beginning of the first Sublease Year shall be included as a part of the first Sublease Year.

         (j) "Legal Requirements" shall mean (i) all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and courts, and rules and regulations of any insurance rating organization or any other body exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises or to the use or manner of use of the Demised Premises by the owners, tenants, or occupants thereof; (ii) the requirements of all companies providing public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises; (iii) the provisions of any covenants, conditions, restrictions, easements or agreements of record governing the Demised Premises; and (iv) the requirements of any Mortgage.

         (k) "Mortgage" shall mean any mortgage, deed of trust or security agreement now or hereafter encumbering or creating a lien on any portion of the Demised Premises, as the same may be consolidated, renewed, replaced, extended or modified, excluding security interests encumbering Subtenant's leasehold interest only.

         (l) "Mortgagee" shall mean the holder or holders of any Mortgage or the beneficiary or beneficiaries under any deed of trust constituting a Mortgage.

         (m) "Personalty" shall mean and include any and all personal property, inventory, goods, stock, chattels, trade fixtures, furniture, furnishings and equipment (excluding those items included within the definition of Demised Premises as set forth in Subsection 1.01(d)(ii), which items are and shall remain the property of Sublandlord from and after the time they are installed) owned by Subtenant or any subtenant, concessionaire or licensee and now or hereafter located on or used in connection with the Demised Premises.

         (n) "Real Estate Taxes" shall mean any form of real property tax, excise or assessment (whether general or special), tax on commercial rentals and receipts, gross receipts tax (but not any federal or state net income, gift, inheritance, estate or transfer taxes), or documentary transfer tax on the making of this Sublease, imposed now or in the future by any authority having the direct or indirect power to tax, including, but not limited to, any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, levied against or with respect to the land and buildings comprising, or any legal or equitable interest of Sublandlord in, the Demised Premises, or Sublandlord's business of leasing the Demised Premises, or gross income derived from such business, and further including all reasonable costs and expenses, including reasonable attorneys', consultants' and accountants' fees, incurred in determining, filing, contesting and appealing any such tax, excise or assessment or a judgment with respect thereto. In the event a taxing authority shall impose taxes in lieu of real property taxes described above, such taxes shall be deemed included within the definition of Real Estate Taxes. Sublandlord represents that it has

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 4.

                  received no written notice of, nor has it any actual knowledge concerning, any general or special assessment relating to the Demised Premises other than real estate taxes based on the value of the Demised Premises.

         (o) "Related Company" shall mean an entity affiliated with or which directly or indirectly controls, is controlled by or shares substantial common ownership with Subtenant (including, without limitation, a parent, subsidiary or sister corporation).

         (p) "Rent Commencement Date" shall mean the first day of January, 1996.

         (q) "Subtenant" shall mean Laser Vision Consultants and any party or parties succeeding to the interest in the Demised Premises of such named party in accordance with the provisions of this Sublease.

ARTICLE 2 - TERM OF SUBLEASE; QUIET ENJOYMENT; USE OF PREMISES.

         Section 2.01 - Term and Option to Extend; Quiet Enjoyment.

         (a) The term of this Sublease shall commence on the Commencement Date and shall end at 11:59 p.m. on December 31, 2000 (the "Initial Term"), unless such term shall be extended as provided in subsection (b) below or sooner terminated as hereinafter provided. The term of this Sublease, including any extension thereof if Subtenant exercises the Option Term in accordance with the provisions hereof, is referenced herein as the "Sublease Term".

         (b) Provided that Subtenant is not then in default hereunder, and the Master Lease has not terminated, Subtenant may extend the Initial Term by furnishing written notice to Sublandlord of its exercise of Subtenant's right to extend the term of this Sublease, not more than two years nor less than one year prior to the expiration of the last year of the Initial Term. Subtenant may upon compliance with such conditions extend the term of this Sublease for additional periods of two years each up to a maximum of ten (10) years ("Option Term"). If Subtenant shall be in default beyond any cure period provided in this Sublease on the day before the Option Term is to commence, at Sublandlord's election and notice to Subtenant, Subtenant's exercise of the extension pertaining to the Option Term shall be deemed void and this Sublease shall thereupon terminate.

         (c) Sublandlord shall deliver possession of the Demised Premises to Subtenant on the Commencement Date. Sublandlord covenants that so long as Subtenant shall fully and timely perform the agreements, terms, covenants and conditions hereof, and so long as the Master Lease remains in effect, Subtenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Sublease Term without disturbance by or from Sublandlord or anyone claiming under Sublandlord, subject to all Mortgages and other matters to which this Sublease is or may become subordinate and to the provisions contained herein.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 5.


         Section 2.02 - Use of Demised Premises; Signage.

         (a) Subtenant covenants and agrees that Subtenant will use or permit the use of the Demised Premises only as an ophthalmology clinic, for out-patient medical services and for medical offices related thereto and no other use. Subtenant represents and covenants that it, and each assignee, sublessee and all professional employees of Subtenant and each assignee and sublessee, shall at all times during the Sublease Term be licensed to conduct the business contemplated by the foregoing and carried on in the Demised Premises, and Subtenant agrees to maintain and caused to be maintained at all times, at its sole cost and expense, all requisite permits and/or licenses in connection therewith. Notwithstanding the foregoing, Subtenant will in no event use or occupy the Demised Premises or allow the Demised Premises to be used or occupied. (i) for any unlawful or immoral purpose, and will not suffer any unlawful or immoral act to be done or any unlawful or immoral condition to exist on the Demised Premises; (ii) for any business or purpose deemed extra hazardous on account of fire or otherwise; (iii) in violation of any Legal Requirement;
                  (iv) so as to commit or permit to be committed any waste thereon; (v) for any retail sales other than sales of medical products incidental to the use of the Demised Premises as provided above; (vi) so as to allow or suffer any act or thing which may be a nuisance, annoyance, inconvenience or damage to Sublandlord or any adjacent property; and (vii) so as to permit any noxious odors or vapors, or any noise, which are objectionable to any tenant of any adjacent property.

         (b) Subtenant covenants and agrees that it shall fixturize and initially open for business and continually operate during the term of this Sublease in the Demised Premises as specified in
                  (a) above within one (1) month after the Commencement Date (the "Opening Date"), subject to delays caused by Force Majeure of which Subtenant shall give Sublandlord notice within 15 days after each such delay begins. Failure to so open for business shall be a default of this Sublease.

         (c) Subject to the approval of the appropriate municipal authority and the Sublandlord (as to which such approval shall not be unreasonably withheld), Subtenant may erect and maintain signs on the exterior of the Demised Premises. All signs shall comply with all Legal Requirements. Subtenant shall keep insured and shall maintain such signs in good condition and repair at all times. Subtenant shall remove all such signs at the end of the Sublease Term, repairing any damage caused thereby.

         (d) Subtenant covenants and agrees that Subtenant and its successors, assigns, subtenants, licensees, concessionaires and occupants and their agents, employees, contractors, and invitees, shall not, at any time during the Initial Term or any Option Term, cause or permit any Hazardous Materials, other than cleaning supplies and medical supplies and wastes which shall be stored, handled, used and disposed of in accordance with all Legal Requirements, to be brought upon, stored, manufactured, blended, handled, or used in, on, or about the Demised Premises for any purpose. Prior to the use of the Demised Premises by Subtenant, Subtenant shall apply for, obtain and deliver copies to Sublandlord, all permits, approvals and licenses necessary or advisable so as reasonably deemed by Sublandlord, to Sublandlord. All such permits, approvals and licenses shall be maintained in effect during the Sublease Term.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 6.


ARTICLE 3 - RENT.

         Section 3.01 - Rent. Subtenant shall pay to Sublandlord or such other party as Sublandlord may from time to time designate by notice to Subtenant, in legal tender of the United States, without deduction, abatement or set off, except as provided in this Sublease, at the address of Sublandlord specified herein or furnished pursuant to the terms hereof. Rent payments will begin on the Rent Commencement Date as described herein.

         (a) Base Rent. Subtenant shall pay triple net rent ("Base Rent") in the amount of $1.35 per square foot of the Demised Premises per month during the first year of the Initial Term, which amount will increase by the amount of the CPI Index for the San Francisco Metropolitan Area each year for the next four years of the Initial Term.

                  All Base Rent due pursuant to this Sublease shall be paid in equal monthly installments in advance on the first day of each calendar month during the Sublease Term.

         (b) Additional Rent. In addition to Base Rent, Subtenant shall pay to Sublandlord as Additional Rent a Service Charge for Subtenant's prorated share of utilities, real estate taxes, general repairs and maintenance and facility operations. For purposes of this section, utilities shall mean water, gas, electricity, sewer service and trash collection. Where possible, utilities will be charged based on metered usage. Otherwise utilities will be charged on a prorated basis as described herein. As shown in Exhibit A, Subtenant's Demised Premises constitute two and one half percent (2.5%) of the total space in the facility. Therefore, Subtenant will be charged as Additional Rent, 2.5% of those costs that are prorated to each tenant in the facility.


         (c) Subtenant Tax Contribution. Subtenant covenants and agrees to pay promptly when due all taxes imposed upon its business operations, its Personalty, and any fixtures or appurtenances included as a part of the Demised Premises that are the property of Subtenant and not Sublandlord.

         (d) Partial Month. In the event that the Rent Commencement Date is on a date other than the first day of a month, the payment owing for Base Rent for such partial month shall be the monthly rent divided by the number of days in the month and multiplied by the number of days left in the partial month.

         (e) Rent Due Date. All rent is due the first working day of the month and must be paid no later than ten (10) days thereafter.

         Section 3.02 - Parking. Subtenant is afforded free parking. If Sublandlord is required to assess parking fees by any governmental agency, Sublandlord reserves the right to pass these fees on to Subtenant as Additional Rent.


ARTICLE 4 - INTENTIONALLY OMITTED.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 7.


ARTICLE 5 - INSURANCE.

         Section 5.01 - Insurance Required.

         (a) During the Sublease Term, Subtenant, at its sole cost and expense, shall provide and keep in force, or cause to be kept in force:

                  (i) commercial general liability insurance with the broad form endorsement including, but not limited to, personal injury and contractual liability coverage of at least $3,000,000.00, combined single limit for both bodily injury and property damage resulting from a single occurrence, occurring in and around the Demised Premises and any exterior signs maintained by Subtenant, automobile liability insurance with limits of not less than $1,000,000.00 combined single limit for both bodily injury and property damage resulting from one occurrence and a general liability umbrella;

                  (ii) at all times during which construction is being performed upon the Demised Premises by Subtenant, its agents or contractors, "All Risk" builders risk insurance with limits of coverage not less than 100% of full replacement cost of Subtenant's leasehold improvements and owner's and contractor's protective insurance and independent contractor's insurance with coverage of at least $2,000,000.00 for a single occurrence and for property damage;

                  (iii) workmen's compensation insurance at legally required levels and employers liability insurance at limits of not less than $500,000.00 per accident for the benefit of all employees entering upon the Demised Premises or any portion thereof as a result of or in connection with their employment by Subtenant;

                  (iv) professional liability insurance by each professional who is an employee of Subtenant, at or is otherwise working in, the Demised Premises with coverage of at least $1,000,000 per professional per incident, $3,000,000 per professional aggregate per year, and

                  (v) "All Risk" casualty insurance against loss or damage by fire and other perils, vandalism and malicious mischief, in an amount covering not less than 100% of the replacement cost of trade fixtures, equipment, and furnishings of Subtenant in the Demised Premises; in no event shall Sublandlord be responsible for any such loss or damage in excess of insurance required by Subtenant hereunder.

         (b) Sublandlord shall obtain casualty and other insurance covering loss, injury and damage in, on and to the Demised Premises, but excluding the insurance described in Section 5.01 (a). Such insurance shall include "all risk" casualty insurance and insurance against sprinkler damage, boiler or compressor explosion and vandalism and malicious mischief in an amount equal to the full replacement cost of the improvements so insured (less items which Subtenant is required to insure), and, in Sublandlord's business judgment (but Sublandlord shall notify Subtenant if it terminates earthquake insurance relating to the Demised Premises), earthquake and (if the Demised Premises is located in a flood hazard area) flood insurance, which

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 8.


                  insurance may be in the form of a general coverage or blanket policy covering the Demised Premises and other properties. Sublandlord's "all risk" casualty insurance currently carries a deductible of $5,000.00.

         Section 5.02 - Policy Terms and Beneficiaries. All insurance provided by Subtenant shall name Sublandlord and each Mortgagee as additional named insured, as their respective interests may appear. No policy may contain a deductible amount greater than $10,000.00, unless such greater amount has been approved by Sublandlord in writing; in any event Subtenant shall be liable for all deductible amounts. Prior to the Commencement Date and 20 days prior to the expiration date of any prior insurance policy, Subtenant shall deliver to Sublandlord copies of all policies required hereunder or certificates evidencing the existence and amount of such insurance, issued by an insurer or insurers reasonably satisfactory to Sublandlord, licensed or otherwise authorized to do business in the State of California, and rated A-/X or better as to policy holder rating and as to financial rating in the most current issue of Best's Key Rating Guide. Subtenant shall procure policies for all insurance at least 30 days before the expiration of prior policies. Each insurance policy shall contain the following provisions: (i) the agreement of the insurer to give Sublandlord and each Mortgagee at least 30 days notice by registered mail prior to cancellation, change in coverage or any other material change in such policy;
(ii) agreement to waiver of subrogation rights against Sublandlord; (iii) agreement that such policy is primary and non-contributing with any insurance that may be carried by Sublandlord; (iv) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described in the insurance policy, and (v) a statement that no act or omission of Subtenant or any other insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Subtenant's casualty insurance may be in the form of a general coverage or blanket policy covering the Demised Premises and other premises, provided that Sublandlord and each Mortgagee are specifically named therein as additional named insured with regard to the Center.

         Subtenant shall pay all of any increase in premiums for any insurance which is a result of the type of services rendered by Subtenant or its activities in the Demised Premises, whether or not Sublandlord has consented to the same.

         In the event Subtenant fails at any time during the term of this Sublease to obtain and keep in force required insurance or to provide satisfactory evidence thereof, Sublandlord shall have the right but not the duty to procure such insurance, and Subtenant shall pay to Sublandlord the costs and expenses thereof upon demand as Additional Rent. Subtenant and Sublandlord hereby waive any right of subrogation against the other party hereto. The amounts of any insurance required of Subtenant in this Sublease shall in no event be less than the amount required by any Mortgagee of Sublandlord, and the limits of insurance shall not limit Subtenant's liability under this Sublease.

ARTICLE 6 - PERSONAL PROPERTY OF SUBTENANT.

         Section 6.01 - Subtenant's Property. All Personalty shall remain the property of Subtenant. Sublandlord shall under no circumstances whatsoever be responsible for any loss or damage occurring to any Personalty, except for the gross negligence of Sublandlord. No x-ray machines or other electrical or electronic or electromagnetic or other medical equipment, machines or devices shall be installed or used in the Demised Premises unless completely at Subtenant's sole cost and expenses, in accordance with all terms and conditions of this Sublease, including without limitation all Legal Requirements.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 9.

         Section 6.02 - Removal. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove any and all Personalty and repair any damage to the Demised Premises caused thereby. Subtenant shall not remove any plumbing or electrical fixtures or equipment (other than medical fixtures or equipment installed by Subtenant, such as surgical lamps, scrub sinks and autoclave equipment, all of which shall be removed by Subtenant), heating or air conditioning equipment, floor or wall coverings, paneling, tile or other materials on the walls, floors or ceilings, any fixtures or appurtenances included within the definition of Demised Premises or any fixtures or machinery that were furnished or paid for by Sublandlord, all of which shall be deemed to constitute a part of Sublandlord's estate. The Demised Premises and the immediate areas in front of, behind and adjacent to it shall be left in a broom-clean condition. If Subtenant shall fail to so remove its Personalty, or any medical fixtures or equipment as noted above, at the termination of this Sublease, such Personalty and medical fixtures or equipment not removed by Subtenant shall be deemed abandoned by Subtenant, and, at the option of Sublandlord, (i) shall become the property of Sublandlord or (ii) may be disposed of without accountability in such manner as Sublandlord may see fit, and Subtenant shall pay to Sublandlord the cost and expense of removal and repair of all damage to the Demised Premises which is caused by such removal.

ARTICLE 7 - MAINTENANCE; REPAIRS; UTILITIES.

         Section 7.01 - Repairs and Maintenance. After the Commencement Date and until termination or expiration of this Sublease, Subtenant shall make and pay for all repairs and replacements to the exterior and interior of the Demised Premises that have been damaged by Subtenant or any of its employees, agents or other parties to whom Subtenant has given access to the demised premises, ordinary wear and tear excluded. Sublandlord will provide ordinary maintenance to the Demised Premises except for those fixtures and equipment that are part of Subtenant's Personality. Sublandlord's responsibilities shall include, but not be limited to, all structural components, roof, roof systems, exterior and interior walls, exterior and interior lighting facilities, exterior and interior doors and windows, loading docks, exterior and interior signs, the canopy along the front of the Demised Premises, utility equipment systems and installations including air conditioning, heating, water heating, plumbing, and electrical to the extent that such systems and installations service the Demised Premises, glass and show windows, moldings and bulkheads, partitions, floor surfaces and subsurfaces, ceilings, fixtures, and equipment and all appurtenances thereto, parking lot, planters, landscaping, wheel stops, lights and light standards, curbs and curb costs, sidewalks, exterior columns and the trash enclosure. Subtenant shall at its expense maintain and operate all of its interior and exterior signs, and shall keep the surfaces of the Demised Premises, including signs, in good, sightly and clean condition. Any damage to the exterior walls, canopy or roof to which any sign may be attached, including but not limited to rust stains and structural cracking of the facia, caused by Subtenant's use of such sign, shall be repaired by Subtenant at its own cost. Subtenant shall promptly make all maintenance, repairs and replacements in and to the Demised Premises as are needed to maintain the standard set forth above. In addition to the foregoing, Sublandlord shall install, repair, replace and maintain fire extinguishers and other fire preventative equipment, including, but not limited to, the fire sprinkling system, in the Demised Premises, in accordance with all present and future Legal Requirements. When used in this Sublease, the term "repairs" shall include, but not be limited to, maintenance, replacements and restorations. All repairs made by Subtenant shall be comparable in quality and class to the original work.

         If Subtenant fails to properly repair the Demised Premises as required hereunder within 20 days after written notice, or in the event that such repair shall take more than 20 days to complete and if Subtenant fails to promptly commence such repair and diligently pursue such repair to completion, or in the event of an

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 10.


emergency, Sublandlord and/or Landlord may, but shall not be obligated to, make such repairs, and, upon completion thereof, Subtenant shall pay Sublandlord's costs of making such repairs within 10 days after presentation of the bill; there shall be no warranty, either express or implied, with respect to any such repairs performed by Sublandlord and/or Landlord.

         Sublandlord and Landlord shall have no obligation to repair or replace any part of the Demised Premises.


ARTICLE 8 - CONSTRUCTION OF IMPROVEMENTS; POSSESSION; LATER IMPROVEMENTS.

         Section 8.01 - Subtenant's Required Improvements. As a condition of Sublandlord entering into this Sublease, Sublandlord agrees to provide the Subleasehold Improvements specified by Subtenant and as indicated in the plans for this work which Subtenant has approved, and which are made a part of this Sublease as EXHIBIT B. Sublandlord shall pay the cost of the Subleasehold Improvements up to the cost of $57.10 per square foot of construction in the Demised Premises. This restriction shall apply only to Subtenants primary space, and not to shared space or Subtenant's share of Public Space in the Building. Sublandlord reserves the right to impose certain building standards as to construction, architectural design and other features in the plans, such as special ceilings, even if the addition of such items fall within the $57.10 limitation. Items so designated by Sublandlord may be provided for Subtenant at Subtenant's expense. Otherwise, costs exceeding $57.10 per square foot will be the expense of the tenant. When Sublandlord knows the cost of items that exceed the limitations as described in this section, Sublandlord shall notify Subtenant, and obtain Subtenant's written approval to proceed with the construction. In this case, Subtenant shall provide an escrow account into which the full cost of the construction exceeding the limit shall be placed. Sublandlord agrees to charge only the actual cost of the improvements.

         Section 8.02 - Possession of Demised Premises. Subtenant shall take possession of the Demised Premises on the Commencement Date.

         Section 8.03 - Subtenant Subleasehold Improvements.

         (a) After the Commencement Date, Subtenant from time to time may construct improvements to the interior of the Demised Premises ("Interior Improvements") upon prior notice to Sublandlord with copies of plans thereof. Interior Improvements affecting the structure of the Demised Premises or having a total cost in excess of $10,000.00, or Interior Improvements that change the character of the Demised Premises to other than a facility for the uses permitted by Section 2.02 (a), shall require Sublandlord's prior written approval, which approval (other than for work done pursuant to Sections 8.01 and 8.03) may be withheld for any reason whatsoever. Subtenant shall not construct improvements to the structure, roof or exterior of the improvements on the Demised Premises or to the parking or other exterior areas of the Demised Premises ("Exterior Improvements") without Sublandlord's prior written approval, which may be withheld for any reason whatsoever (other than for work done pursuant to Sections 8.01 and 8.03); Interior Improvements not affecting the structure of, or the general layout of the existing improvements in, the Demised Premises, or having a total cost of $10,000.00 or less, shall require Sublandlord's prior written approval, which approval

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 11.

                  shall not be unreasonably withheld or delayed. Subtenant shall make such improvements to the Demised Premises as may be required by governmental entities having jurisdiction thereof.

         (b) Construction of Interior and Exterior Improvements (collectively, the "Improvements") is subject to the following:

                  (i) Prior to construction of Interior or Exterior Improvements requiring Sublandlord's consent, Subtenant shall submit plans and specifications therefor ("Preliminary Plans") to Sublandlord for its approval. Within ten (10) days after submission of the Preliminary Plans, Sublandlord shall either approve the Preliminary Plans or notify Subtenant in writing of the reason(s), if any, for disapproval thereof. In the event of Sublandlord disapproval based on requested changes to such plans, Sublandlord and Subtenant shall thereafter discuss changes to the Preliminary Plans which meet the approval of Sublandlord. The plans and specifications as finally approved by Sublandlord are hereinafter referred to as "Final Plans";

                  (ii) Prior to commencement of construction, Subtenant shall notify Sublandlord of the date Subtenant intends to commence construction of Improvements so that Sublandlord may post or record notices of non-responsibility;

                  (iii) Prior to the commencement of construction, Subtenant shall apply for, obtain and provide copies to Sublandlord of, all building permits and other governmental approvals and entitlements which may be necessary for the construction of the Improvements;

                  (iv) Prior to the commencement of construction and during construction of Improvements, Subtenant shall comply with all terms and conditions of this Sublease, including, but not limited to, the requirements set forth in Sections 5.01(a)(iii), 9.01 and 10.01 hereof, and

                  (v) Improvements shall be constructed by Subtenant in substantial compliance with the Final Plans in a good and workmanlike manner using new or like-new materials, and shall proceed with due diligence and promptly to completion.

         Section 8.04 - Ownership and Maintenance. All Alterations and Improvements, including, without limitation, all lighting fixtures, intercom systems, installations and fixtures (other than trade fixtures), are and shall be deemed to be and immediately become part of the Demised Premises and the sole and absolute property of Sublandlord; provided, however, upon termination of this Sublease at the election of Sublandlord, Subtenant shall remove at its sole cost and expense from the Demised Premises all Alterations and Improvements made by Subtenant. Notwithstanding the foregoing, Subtenant shall maintain insurance coverage with respect to same, and shall maintain, repair and replace same, all as more particularly provided for in this Sublease.

         Section 8.05 - No Liability. Sublandlord's approval rights as provided for herein are solely for Sublandlord's benefit and shall not give rise to any liability whatsoever on the part of Sublandlord.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 12.


ARTICLE 9 - COMPLIANCE WITH LEGAL REQUIREMENTS.

         Section 9.01 - Legal Requirements. This Sublease is subject to all Legal Requirements now or hereafter applicable to the Demised Premises. Subtenant shall promptly and fully comply with all Legal Requirements relating to the Demised Premises and Subtenant's use thereof


ARTICLE 10 - DISCHARGE OF LIENS.

         Section 10.01 - No Liens Permitted, Removal. Subtenant shall not permit or suffer any (i) claim of lien to be filed by any person under any mechanics' lien statute or materialmen's lien statute, (ii) lien imposed under any Environmental Law or (iii) other liens against the Demised Premises, which claim of lien relates to any action or failure to act by Subtenant, its employees, agents, contractors or invitees. If any such claim of lien shall be filed against the Demised Premises, Subtenant shall cause the lien to be discharged, provided, however, that Subtenant may contest any such lien, so long as the enforcement thereof is stayed and the lien is removed of record by means of a bond or any other lawful means. If Subtenant shall fail to cause said lien to be released of record within 45 days after notice to Subtenant from Sublandlord, then Sublandlord may, but shall not be obligated to, discharge the same by deposit or bonding. Any amount paid by Sublandlord and all costs and expenses incurred by Sublandlord in connection therewith shall constitute Additional Rent and shall be paid by Subtenant to Sublandlord on demand, along with interest at the lower of 18% per annum or the highest rate then permissible under applicable law.

         Nothing herein shall be deemed to subject Sublandlord's estate in the Demised Premises to any lien or liability under any law relating to liens. Subtenant shall indemnify Sublandlord from and against all liabilities, damages, losses, costs and expenses resulting from any lien filed against the Demised Premises claimed to have resulted from Subtenant's actions or failure to act.


ARTICLE 11 - DAMAGE OR DESTRUCTION.

         Section 11.01 - Election to Terminate Sublease. In the event the Demised Premises shall be damaged (i) as a result of a risk not covered by insurance required to be maintained under Section 5.01(b), or (ii) to the extent of at least 20% of the replacement cost of the Demised Premises during the last 12 months, or to the extent of at least 35% of the replacement cost thereof during the penultimate 12 months, of the Sublease Term (as the same may have been extended as of the date of the damage), then Sublandlord or Subtenant shall have the option, which shall be exercised within 60 days following such damage, of terminating this Sublease, effective 90 days after the date of giving notice thereof, provided that if, within sixty (60) days after the damage occurs, Subtenant exercises its next option to extend (provided any such option is otherwise exercisable by Subtenant), it shall waive its option to terminate; and shall nullify or preclude exercise of Sublandlord's option to terminate under
(ii) above. If this Sublease is terminated under the preceding sentence on account of a risk covered by insurance required to be maintained by Section 5.01
(b), Subtenant shall not be obligated to repair, restore or reconstruct the Demised Premises, but Subtenant shall be responsible for the cost and expense of such repair, reconstuction only to the extent of any deductible, and all proceeds of such insurance shall be paid to Sublandlord.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 13.

         Section 11.02 - Repair. If this Sublease shall not be terminated as provided in Section 11.01 above, this Sublease shall continue in full force and effect and there shall be no abatement of Base Rent, Additional Rent or any other sum payable under this Sublease (except to the extent of proceeds available from rental interruption insurance obtained pursuant to Section 5.01
(b)), and Subtenant shall, at Subtenant's expense (proceeds of casualty insurance required to be obtained pursuant to Section 5.01 (b) being made available to Subtenant for the cost of such repair and restoration), proceed with and diligently pursue the repair or restoration of the Demised Premises and return the Demised Premises to substantially the same condition they were in immediately preceding the damage or destruction. Upon substantial completion thereof, Subtenant shall promptly repair or replace all of its Personalty damaged or destroyed, including, but not limited to, it's stock in trade, trade fixtures and furniture.

         Notwithstanding any provision herein to the contrary, subject to the provisions of Section 11.03, Subtenant shall be responsible for all damages resulting from and shall make all repairs and replacements necessitated by, any damage caused by the negligent or intentional tortious acts or omissions of Subtenant and its agents, employees, invitees and contractors.

         Section 11.03 - Waiver of Subrogation. In the event the Demised Premises or the fixtures or merchandise therein are damaged or destroyed by fire or other casualty that is covered by insurance of Subtenant, Sublandlord or the tenants, subtenants, concessionaires or licensees of Subtenant or Sublandlord, regardless of cause or origin, including negligence, then the rights, if any, of any party against the other, or against the employees, agents, subtenants, concessionaires or licensees of any party, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of any recovery under said insurance. If the provisions of this section limit insurance coverage for either party, the parties agree to renegotiate this section.

ARTICLE 12 - CONDEMNATION.

         Section 12.01 - Entire Property. If the whole of the Demised Premises shall permanently be taken or damaged by any competent authority, this Sublease shall terminate as of the date physical possession of the Demised Premises is taken or damaged or immediate possession is ordered. Base Rent, Additional Rent and all other charges payable hereunder shall be apportioned and paid up to said date.

         Section 12.02 - Partial Taking.

         (a) If there is a taking of or damage to less than the entire Demised Premises, this Sublease shall terminate as of the date physical possession of the Demised Premises is taken or damaged or immediate possession is ordered as to the portion of the Demised Premises so taken or damaged, and the Base Rent, Additional Rent and all other charges payable by Subtenant hereunder allocable to the portion taken or damaged shall be prorated to the date of such termination. With respect to that portion of the Demised Premises not taken or damaged, this Sublease shall continue in effect and the Base Rent to reflect any loss of use of the building on the Demised Premises.

         (b) Subtenant shall, as promptly as possible, restore, repair and replace that portion of the improvements on the Demised Premises not so taken or damaged to a complete architectural unit or units for the use and occupancy of Subtenant and, as nearly as possible, to the

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 14.


                  condition existing prior to the taking or damaging, the cost, plans and specifications for which shall be subject to the approval of Sublandlord, which shall not be unreasonably withheld.

         (c) So much of the award as is necessary for restoration, repair and replacement of the Demised Premises as provided in subsection (b) above shall be paid to Subtenant, and any excess shall be allocated as provided in Section 12.03 below. If the amount of the award is insufficient for such work of repair and restoration, Sublandlord shall pay the deficiency.

         (d) Notwithstanding the foregoing, Sublandlord or Subtenant may elect, within 30 days after the taking or damaging, to terminate the Sublease if so much of the ground floor area of the Demised Premises is taken or damaged that Subtenant cannot reasonably operate as contemplated by this Sublease, upon written notice to the other, which notice shall specify a termination date at least 30 days and not more than 90 days from the date thereof. In such event, Subtenant shall not be obligated to repair, restore or reconstruct the Demised Premises.

         Section 12.03 - Allocation of Award. Subject to Section 12.02(c) above, the entire award or compensation, including interest, whether for a total or partial taking or damaging or for a diminution in the value of Subtenant's leasehold or Sublandlord's fee or other interest, shall belong to and be the property of Sublandlord, and Subtenant hereby assigns to Sublandlord all of Subtenant's interest in any award. Subtenant shall have the right to prove in the proceedings related to the taking or damaging loss of, and to receive any separate award which may be made for damage to or condemnation of, Subtenant's equipment, trade fixtures, furniture and furnishings, and for relocation costs and goodwill.

         Section 12.04 - Temporary Taking. If there is a taking or damaging of the temporary use of the Demised Premises, Subtenant shall give prompt notice thereof to Sublandlord. The Sublease Term shall not be reduced or affected in any way by such temporary taking or damaging, and the Base Rent and Additional Rent shall not be abated during such period. Subtenant shall be entitled to and shall receive the entire award for such taking or damaging during the Sublease Term (whether paid by way of damages, rent or otherwise). At the termination of any such use or occupation of the Demised Premises during the Sublease Term, Subtenant will repair and restore the Demised Premises as nearly as reasonably possible to its condition immediately prior to such taking or damaging. Subtenant shall be entitled to claim, sue for and recover from the governmental authority all damages and awards arising out of the failure of the governmental authority to repair and restore the Demised Premises at the expiration of such temporary taking or damaging. Any recovery or sum received as an award or compensation for physical damage to the Demised Premises caused by and during the temporary taking or damaging shall be deemed a trust fund held by the party who receives the same for the purpose of repairing or restoring such damage.

         Section 12.05 - Definitions. As used in this Article 12, (i) the term "taking or damaging" shall mean any taking of or damage to all or any part of the Demised Premises or any interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, including acts or omissions constituting inverse condemnation, or any transfer of any part of the Demised Premises or any interest therein made in avoidance of the power of eminent domain; and (ii) the "award" shall include, without limitation, all monies awarded for the taking or damaging of the Demised Premises and all estates or interests therein occurring before or after the commencement of litigation proceedings.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 15.

         Section 12.06 - Waiver. Each party waives the provisions of any statute, rule or regulation, including the provisions of California Code of Civil Procedure Section 1265.130, which otherwise allows either party to petition the Superior Court to terminate this Sublease in the event of a partial taking of the Demised Premises, and elects to be governed by the terms of this Sublease.

ARTICLE 13 - GOING DARK.

         Section 13.01 - Going Dark. Notwithstanding anything to the contrary in this Sublease, Subtenant shall notify Sublandlord 60 days prior to the time, if any, that it intends to cease operating a business in the Demised Premises ("Go Dark Notice"). Subtenant may cease operating a business ("Go Dark") in the Demised Premises 60 to 90 days from the date of the Go Dark Notice. Any time after Subtenant has Gone Dark in the Demised Premises for a period of fifteen
(15) or more days, Sublandlord may terminate this Sublease as of a date no less than 60 days and no more than 90 days from delivery of a notice to Subtenant setting forth a termination date (the "Termination Date"). Upon the Termination Date specified in Sublandlord's notice, this Sublease shall terminate as if the Termination Date were the date specified in this Sublease for the expiration of this Sublease. All obligations of Sublandlord and Subtenant under this Sublease (excluding those that expressly survive expiration hereof), and all rights of any assignees, sublessees, concessionaires and licensees of Subtenant, shall expire on the Termination Date and be of no further force and effect.

ARTICLE 14 - SUBTENANT'S DEFAULT; SUBLANDLORD'S REMEDIES.

         Section 14.01 - Events of Default. Each of the following events shall be a default by Subtenant and breach of this Sublease:

         (a) If Subtenant fails to pay Sublandlord any Base Rent, or fails to pay any Additional Rent or other charges required to be paid by Subtenant under this Sublease, within ten (10) days after written notice to Subtenant of such default, which notice shall be in lieu of and not in addition to any notice required by law.

         (b) If Subtenant fails to perform any of the agreements, terms, covenants or conditions of this Sublease to be performed by Subtenant other than the payment of rent, and such non-performance continues for a period of 30 days after receipt of written notice by Sublandlord to Subtenant, which notice shall be in lieu of and not in addition to any notice required by law, or if such performance cannot be completed within such 30 day period, Subtenant shall not in good faith have commenced such performance within such 30 day period and diligently proceeded therewith to completion;

         (c) If a levy under execution or attachment shall be made against Subtenant of all or substantially all of Subtenant's property in or at the Demised Premises and such execution or attachment shall not be satisfied, stayed, vacated or removed by payment, court order, bonding or otherwise within a period of 60 days after entry of such execution or attachment;

         (d) The filing of an involuntary petition against Subtenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency that is not dismissed within 90

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 16.

                  days after being filed or the making or entry of a decree or order by a court or determination by any regulatory or governmental agency, if any, having jurisdiction over Subtenant (i) that Subtenant is a bankrupt or is insolvent, or
                  (ii) approving as properly filed a petition seeking reorganization of Subtenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency, or (iii) appointing a receiver or liquidator or trustee in bankruptcy or insolvency of Subtenant or of its property or any substantial portion of its property, or (iv) constituting the winding up or liquidation of the affairs of Subtenant;

         (e) If Subtenant shall (i) institute proceedings to be adjudged a voluntary bankrupt, or (ii) consent to the filing of a bankruptcy proceeding against it, or (iii) file a petition or answer or consent seeking reorganization or readjustment under the Bankruptcy Code or any other state or federal law, or otherwise invoke any law for the aid of debtors, or consent to the filing of any such petition, or (iv) consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of it or of its property, or (v) make an assignment for the benefit of the creditors, or (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of any of the aforesaid purposes or (viii) be unable to meet current obligations as they mature, even though its assets may greatly exceed its liabilities.

         Section 14.02 - Remedies. Upon the occurrence of an event of default by Subtenant under this Sublease, Sublandlord may, at its option, take any or all of the following actions:

         (a) Elect not to terminate this Sublease or Subtenant's right to possession of the Demised Premises, and enforce all of Sublandlord's rights and remedies under this Sublease, including the right to recover the rent as it becomes due and payable by Subtenant. No acts by Sublandlord to maintain, preserve or re-let the Demised Premises, or to appoint a receiver to protect Sublandlord's interest under this Sublease, or to remove property or store it at a public warehouse or elsewhere at the cost of and for the account of Subtenant, or otherwise, shall constitute an election to terminate this Sublease or Subtenant's right of possession unless written notice of such intention is given by Sublandlord to Subtenant. Sublandlord may elect to terminate this Sublease upon a re-letting of the Demised Premises or at any other time after electing the remedy provided by this Subsection, in which event the rent shall cease to accrue and the damages provided by subsection (b) shall become available to Sublandlord.

                  During the period Subtenant is in default, Sublandlord may enter the Demised Premises and re-let them, or any part of them, to third parties for Subtenant's account. Re-letting may be for a period shorter or longer than the remaining term of this Sublease. Subtenant shall pay to Sublandlord the rent due under this Sublease on the dates the rent is due, less the rent Sublandlord receives from any re-letting. If Sublandlord re-lets the Demised Premises as provided in this subsection, rent that Sublandlord receives from re-letting shall be applied to the payment of: (i) first, any indebtedness from Subtenant to Sublandlord other than rent due from Subtenant;
                  (ii) second, all reasonable costs, including those for maintenance, remodeling and brokers' commissions, incurred by Sublandlord in re-letting; and (iii) finally, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection, any sum remaining from the rent Sublandlord receives from re-letting shall be held by Sublandlord and applied in payment of future rent as rent becomes due under this Sublease. If, on the date

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 17.

                  rent is due under this Sublease, the rent received from the re-letting and applied to rent due is less than the rent due on that date, Subtenant shall pay to Sublandlord the remaining rent due.

         (b) Terminate this Sublease and all rights of Subtenant and any subtenants, licensees or concessionaires hereunder by giving written notice of such intention to terminate. In the event that Sublandlord shall elect to terminate this Sublease as provided in this subsection, then Sublandlord may recover from
                  Subtenant:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination;

                  (ii) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss Subtenant proves could have been reasonably avoided;

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided;

                  (iv) Any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of events would be likely to result therefrom; and

                  (v) At Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

                           The term "rent" as used in this Article 14 shall be deemed to be and to mean Base Rent, Additional Rent and all other sums required to be paid by Subtenant pursuant to the terms of this Sublease. As used in sub-parts (i) and (ii) of this subsection (b), the "worth at the time of award" is computed by allowing interest at the lower of 18% per annum or the highest rate then permitted by law. As used in sub-part (iii) of this subsection (b), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

                  (c) Take any and all other action and pursue all other rights and remedies provided at law, in equity (including moving to enjoin a breach or threatened breach) or under this Sublease. Efforts by Sublandlord to mitigate the damages caused by Subtenant's default shall not constitute a waiver of Sublandlord's right to recover damages hereunder; however, Sublandlord shall attempt to mitigate any damages hereunder in accordance with applicable Legal Requirements.

         Section 14.03 - Bankruptcy. Nothing in this Article 14 shall limit or prejudice the right of Sublandlord to prove or obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 18.


proceedings and in effect at the time when such damages are to be proved, whether or not such amount is greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

         Section 14.04 - Survival. The rights of Sublandlord as contained in this Article 14 shall survive any termination of this Sublease.


ARTICLE 15 - TENANT'S NOTICE TO LANDLORD OF DEFAULTS.

         Section 15.01 - Sublandlord's Default. Sublandlord shall not be in default of this Sublease for failure to perform any of the agreements, terms, covenants or conditions of this Sublease to be performed by Sublandlord unless such non-performance continues for a period of 30 days after notice by Subtenant to Sublandlord or, if such performance cannot be completed within such 30 day period, Sublandlord shall not in good faith have commenced such performance within such 30 day period and diligently proceeded therewith to completion. In the event of an emergency requiring immediate action so as to prevent or mitigate material damage to Subtenant's goods in the Demised Premises, Subtenant may cure any default by Sublandlord hereunder after giving Sublandlord notice of Subtenant's intention to do so, and Sublandlord shall pay to Subtenant the reasonable direct costs incurred by Subtenant with regard to such cure within 30 days of receiving a bill therefor.


ARTICLE 16 - ASSIGNMENTS AND SUBSUBLEASES.

         Section 16.01 - Restrictions on Assignment and Subletting. Subtenant shall not (a) assign this Sublease by operation of law or otherwise without the prior written consent of Sublandlord, which consent may not be withheld unreasonably; (b) sublet all of the Demised Premises by operation of law or otherwise without the prior written consent of Sublandlord, which consent may not be withheld unreasonably; (c) sublet a portion (but in the aggregate not to exceed fifty percent (50%) of the floor area thereof) of the Demised Premises without giving notice thereof to Sublandlord, together with a copy of such sublease, within five (5) days of signing such sublease; (d) partially assign this Sublease under any circumstances; or (e) sublet any space in the Demised Premises to other than a licensed medical professional and/or entity. It is the specific, agreed intent of the parties that the Demised Premises shall be maintained as a unified operation under a "major" tenant and that the preceding restriction on partial assignments and sub-lettings is necessary to accomplish this goal. Upon a sublease of a portion of the Demised Premises, Subtenant shall construct a demising wall around the portion to be sublet in accordance with all Legal Requirements.

         Section 16.02 - Notice of Offer

         (a) Whenever Subtenant has obtained an offer to assign this Sublease or to sublease all or substantially all of the Demised Premises or the portion thereof not previously sublet by Subtenant, Subtenant shall provide to Sublandlord the name and address of said proposed assignee or sublessee, the minimum rent and percentage rent offered, the proposed use by the proposed assignee or sublessee, the proposed effective date of the assignment or subletting, and any other business terms which are material to the offer and which differ from the provisions of this Sublease ("Notice of Offer"). Subtenant shall also provide to Sublandlord the nature of business, financial

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 19.


statement and business experience resume for the immediately preceding five years of the proposed assignee or sublessee and such other information concerning such proposed assignee or sublessee as Sublandlord may reasonably require. The foregoing information shall be in writing and shall be received by Sublandlord no less than 30 days prior to the effective date of the proposed assignment or sublease.

         (b) Within 30 days after receiving a Notice of Offer for the proposed assignment of this Sublease or the subletting of all or substantially all of the Demised Premises or the portion thereof not previously sublet by Subtenant which subletting or assignment requires the consent of Sublandlord under this Sublease, Sublandlord shall notify Subtenant that Sublandlord either consents or declines to consent to the proposed assignment or subletting. If Sublandlord does not consent to the proposed assignment or subletting within 30 days after receiving a Notice of Offer, Sublandlord shall be deemed to have consented to the proposed assignment or subletting. If the terms of any proposed subletting set forth in a Notice of Offer and consented to by Sublandlord provide for rent at a rate higher than that which is then being paid by Subtenant (the "Current Rent"), then Sublandlord and Subtenant shall share equally the difference between the Current Rent and the proposed new rent.

         (c) Any consent by Sublandlord to any assignment or sublease shall not constitute a waiver of the necessity for consent to any subsequent assignment or sublease. Anything herein contained to the contrary notwithstanding, Subtenant shall not enter into any assignment or subletting if same would violate any of the terms of this Sublease or any Legal Requirement.

         Section 16.03 - Related Companies. Anything in this Sublease to the contrary notwithstanding, Subtenant shall have the right, without Sublandlord's consent but only upon prior written notice and in each case to an entity which is in the same principal business as the use permitted under this Sublease, to assign this Sublease or to sublet the Demised Premises to any Related Company, to any entity to whom it shall sell or transfer all of its capital stock, substantially all of its assets, or, in the event of a merger or consolidation of Subtenant with another corporation then to such corporation, provided, however, that such entity's net worth shall in no event be less than $5,000,000. A sale of stock by Subtenant (whether by an initial public offering or otherwise) or by a shareholder of Subtenant shall not constitute an assignment under the terms of this Sublease, unless such sale is in conjunction with a transfer of the Demised Premises to a third party; a transfer to a third party shall be deemed to have occurred if, following any transfer of stock, the use of the Demised Premises is not in accordance with the uses presented by Section
2.02 (a). If Subtenant assigns this Sublease to any Related Company or other entity described in this Section 16.04, Subtenant shall, by executing a guaranty in form and content acceptable to Sublandlord, guarantee to Sublandlord complete, absolute and unconditional performance of all terms and conditions of this Sublease as if Subtenant remained the Subtenant under this Sublease and had not assigned the same. No event or transaction described in, and in accordance with, this Section 16.04 shall effect a change or modification to this Sublease or permit Sublandlord to terminate this Sublease.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 20.

         Section 16.04 - Liability Continues. Subtenant shall perform and observe each and every term and condition to be performed or observed by Subtenant as assignor or sublessor under all present and future assignments or subleases. Subtenant shall be responsible for and liable to Sublandlord for all acts and omissions on the part of any assignee or subtenant of Subtenant in the Demised Premises. Any violation of any of the terms, provisions or conditions of this Sublease, whether by act or omission, by any assignee or subtenant shall constitute a breach of this Sublease by Subtenant. Permission is hereby granted to Subtenant to bring proceedings to enforce the terms, provisions and conditions of this Sublease against assignees and subtenants in Subtenant's own name or in the name of Sublandlord, provided, however, that Sublandlord incurs no cost or expense thereby or liability or obligation in connection therewith, and Subtenant shall indemnify, defend and hold Sublandlord harmless from any such costs, liabilities and expenses. Notwithstanding anything to the contrary in this Sublease, no assignment or subletting, with or without consent, shall release Subtenant from any of its obligations and liabilities under this Sublease.

ARTICLE 17 - TERMINATION OF SUBLEASE; SURRENDER.

         Section 17.01 - Surrender; Holding Over.

         (a) On the last day of the Sublease Term or upon any earlier termination of this Sublease, or upon any re-entry by Sublandlord upon the Demised Premises pursuant to Article 14, Subtenant shall (i) at the election of Sublandlord, remove Subtenant Improvements made after the Commencement Date and return the Demised Premises to the condition they were in prior to making such Improvements, (ii) surrender and deliver the Demised Premises free and clear of all subtenancies, occupancies, liens and encumbrances created by Subtenant to the possession and use of Sublandlord without delay and in good order, condition and repair, reasonable wear and tear excepted, and (iii) promptly surrender all keys for the Demised Premises to Sublandlord at the place then fixed for the payment of rent and inform Sublandlord of all combinations on locks, safes and vaults, if any, in the Demised Premises.

         (b) In the event Subtenant remains in possession of the Demised Premises after the expiration of the Sublease Term, whether or not with the consent or acquiescence of Sublandlord, and without the execution of a new Sublease, Subtenant shall be deemed to be occupying the Demised Premises on a month to month tenancy only. Rent during this month to month tenancy shall be payable monthly in advance in an amount equal to 150% of the Base Rent and other charges due and payable immediately prior to the expiration of the Sublease Term without prejudice to Sublandlord's right to any damages which Sublandlord may suffer if Subtenant fails to vacate upon the expiration of the Sublease Term or the earlier termination of this Sublease. The terms of such month to month tenancy shall be otherwise the same as the terms, conditions, covenants, provisions and obligations contained in this Sublease.

         Section 17.02 - Survival. The provisions of this Article 17 shall survive any termination of this Sublease.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 21.

ARTICLE 18 - SUBLANDLORD'S RIGHT TO PERFORM SUBTENANT'S COVENANTS.

         Section 18.01 - Right to Perform. If Subtenant, at any time after the lapse of 30 days from the receipt of written notice from Sublandlord, shall fail to make any payment or perform any other act on its part to be made or performed, then Sublandlord, without waiving Subtenant's default, may (but shall be under no obligation to) make any payment or perform any other act on Subtenant's part to be made or performed as provided in this Sublease. All sums paid by Sublandlord and all reasonable costs and expenses incurred by Sublandlord in connection with the performance of any such act, including, without limitation, reasonable attorneys' fees, shall constitute Additional Rent and shall be paid by Subtenant to Sublandlord within 30 days after receipt of an invoice.

ARTICLE 19 - INSPECTION BY SUBLANDLORD.

         Section 19.01 - Inspection. Subtenant will permit Sublandlord and its authorized representatives to enter the Demised Premises upon reasonable notice at all reasonable times for the purpose of (i) inspecting the same, (ii) making any necessary repairs and performing any work contemplated in this Sublease, including, without limitation, Articles 7 and 18, which entry may be made at any time in the event of an emergency, (iii) showing the same to prospective purchasers or Mortgagees, and (iv) showing the same to prospective tenants during the last 12 months of the Sublease Term and (v) conducting any environmental testing, sampling, borings, and analysis it deems necessary; such testing shall be at Subtenant's expense if Sublandlord has a reasonable basis for suspecting that Subtenant has breached its Hazardous Materials covenant contained in Section 2.02(d) of this Sublease or if Sublandlord reasonably believes that Hazardous Materials are present in the Demised Premises or the soil or surface or ground water in, on, under, about or near the Demised Premises due to acts or omissions of Subtenant or its successors, assigns, subtenants, licensees, concessionaires or occupants of the Demised Premises or their agents, contractors, employees and invitees.

ARTICLE 20 - INDEMNIFICATION.

         Section 20.01 - Subtenant's Indemnification. Except to the extent caused by the sole gross negligence or intentional tortious acts of Sublandlord, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all actions, claims, demands, penalties, liabilities or costs (including reasonable attorneys' fees) incurred in connection with any loss, damage or injury to persons or property occurring in or on the Demised Premises on and after the Commencement Date (and in the event of any claims under Environmental Laws, this shall also include any loss, damage or injury to persons or property under, about or near the Demised Premises but as to claims under Environmental Laws, Subtenant's indemnification hereunder shall relate only to a breach of such laws by Subtenant, its contractors, subcontractors, subtenants, concessionaires, licensees, agents, employees and invitees in the Demised Premises occurring on and after the Commencement Date), or the operations or activities of Subtenant and its subtenants, concessionaires, licensees or occupants of the Demised Premises or any of their contractors, agents, employees or invitees, or arising out of Subtenant's and their use of the Demised Premises, or caused by the acts or negligence of Subtenant, its subtenants, concessionaires, licensees or occupants and their contractors, agents, employees or invitees. Subtenant shall in no event be responsible for (i) any environmental matter existing in the Demised Premises as of the date of this Sublease, or (ii) a breach hereafter of any Environmental Law by Sublandlord, its agents or employees.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 22.

         Section 20.02 - Environmental Matters. Subtenant covenants and agrees that the storage, handling, removal and disposal of all medical waste matter at and from the Demised Premises shall be done in compliance with all Legal Requirements and shall be performed by Subtenant at Subtenants sole cost and expense except for waste products that may legally be disposed of through the waste and trash collection provided by landlord as part of the Services provided by Sublandlord to Subtenant. The obligation of Subtenant to indemnify, defend, and hold harmless Sublandlord for claims under Environmental Laws includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by Sublandlord, any Mortgagee or any federal, state or local governmental agency or political subdivision because of any Hazardous Materials occurring or present in the Demised Premises, the soil or surface or ground water in, on, under, about or near the Demised Premises, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space in the Demised Premises, and sums paid in settlement of claims, penalties, attorneys' fees, court costs, consultant and laboratory fees and expert's fees. Without limiting the foregoing, if any Hazardous Materials are found in the soil or surface or ground water in, on, under, about or near the Premises, Subtenant shall promptly take all actions required by Sublandlord, Mortgagee or governmental agencies, at Subtenant's sole expense, necessary to return the Demised Premises to the condition existing prior to the introduction of Hazardous Materials in, on, under, about or near the Demised Premises in accordance with Legal Requirements; any action undertaken by Subtenant shall be subject to Sublandlord's prior approval of such actions, which approval shall not be unreasonably withheld.

         Section 20.03 - Sublandlord's Obligations. Anything in this Sublease to the contrary notwithstanding, Subtenant shall have no obligation to Sublandlord with regard to any environmental contamination of the Demised Premises existing on the Commencement Date. Sublandlord agrees to enforce its rights pertaining to such contamination against the party(ies) responsible therefor relating to the costs and expenses of remediation thereof and to comply with directives of all governmental agencies relating to hazardous materials existing on the Demised Premises as of the Commencement Date, and Sublandlord shall indemnify and hold Subtenant harmless from, and defend Subtenant with an attorney of Sublandlord's choice against, the costs and expenses of any remediation relating thereto as required by Environmental Laws or any litigation arising as a result of the breach of any Environmental Laws existing as of the Commencement Date and any claim against Subtenant arising therefrom; the foregoing indemnification by Sublandlord shall be limited solely to the direct actual costs and expenses of remediation, litigation and claims, and in no event shall extend to or include lost opportunity, lost profits, property damage or other similar costs or expenses. Anything in this Sublease to the contrary notwithstanding, Subtenant acknowledges and agrees that Sublandlord or Landlord may enter in, upon and under the Demised Premises to satisfy their obligations hereunder and to accomplish remediation of any such environmental contamination, and any such entry shall not be a breach of this Sublease by Sublandlord; provided, however, Sublandlord shall use reasonable efforts to minimize disruption of Subtenant's business in the Demised Premises caused by any such entry, and if Subtenant is unable to operate its business in the Demised Premises due to any such entry, then Rent hereunder shall abate to the extent that the amounts so abated are recoverable from rental interruption insurance obtained pursuant to Section 5.01(b); and provided further that if such interruption shall extend beyond the period as to which such abatement shall occur, then Subtenant may elect to terminate this Sublease by notice to Sublandlord given not later than fifteen
(15) days after the end of such abatement period, such termination to be effective fifteen (15) days thereafter.

         Section 20.04 - Survival. The provisions of this Article 20 shall survive any termination of this Sublease as to matters or occurrences which preceded the termination.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 23.


ARTICLE 21 - LANDLORD EXCULPATION.

         Section 21.01 - Limitation of Liability. Notwithstanding anything to the contrary in this Sublease, any judgment obtained by Subtenant against Sublandlord in any action relating to this Sublease or the Demised Premises shall be satisfied only out of Sublandlord's interest in the Demised Premises and the rents receivable by Sublandlord therefrom. Neither Sublandlord nor any of its general or limited partners, officers, directors, shareholders, beneficiaries or employees shall have any personal liability for any matter in connection with this Sublease or its obligations as Sublandlord of the Demised Premises, except as provided above. Subtenant shall not institute, seek or enforce any personal or deficiency judgment against Sublandlord or any of its general or limited partners, officers, directors, shareholders, beneficiaries or employees, and none of their property, except the Demised Premises, shall be available to satisfy any judgment hereunder.

         Section 21.02 - Sale of Demised Premises. In the event of any sale or transfer of the Demised Premises, the seller, transferor or assignor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Sublandlord thereafter to be performed, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or assignee in any such sale, transfer or assignment that such purchaser, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Sublandlord hereunder.

         Section 21.03 - Survival. The provisions of this Article 21 shall survive any termination of this Sublease.


ARTICLE 22 - NOTICES.

         Section 22.01 - Method; Effective Date. Whenever it is provided herein that notice, notification, demand, request or approval is required, the same shall be in writing and, any law or statute to the contrary notwithstanding, it shall be effective for any purpose if given or served by intracity messenger service or overnight courier service such as Federal Express or by mailing by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) If by Sublandlord, to Subtenant at 14075 East l4th Street, San Leandro, California 94578, or at such other address as Subtenant may from time to time designate by notice given to Sublandlord; and (b) If by Subtenant, to Sublandlord at 345 Estudillo Avenue, San Leandro, California 94577, or at such other addresses as Sublandlord may from time to time designate by notice given to Subtenant. Every notice, demand, request, approval or other communication hereunder shall be deemed to have been given or served at the earlier of actual receipt or one day after first attempted delivery.

         Section 22.02 - Reduced Time. If any notice is given to Sublandlord by a governmental agency pursuant to the Environmental Laws, or if any action is required by a governmental agency pursuant to Environmental Laws in a period or time which is less than thirty (30) days, then the notice and time periods provided for in Section 14.01(b) and 18.01 shall be reduced to a time period equal to the statutory time less two (2) days; the provision of this Section shall prevail over the time periods provided for in Sections 14.01(b) and 18.01.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 24.


ARTICLE 23 - CERTIFICATES.

         Section 23.01 - Sublease Estoppel. Each party (the "Certifying Party") shall from time to time, within 20 days after receipt of written request therefor, execute, acknowledge and deliver to the requesting party (the "Requesting Party") or any existing or proposed Mortgagee or purchaser or assignee of the Demised Premises or of any Mortgage, without charge, a duly executed recordable certificate prepared by the Requesting Party certifying all of the following to the best of the knowledge of the Certifying Party: (i) that this Sublease is valid, subsisting, in full force and effect and unmodified (or, if modified, that the Sublease as modified is valid, subsisting and in full force and effect and stating with specificity all modifications); (ii) the dates to which the rent and other charges have been paid; (iii) the Sublease Term;
(iv) that all conditions to Subtenant's possession of the Demised Premises and commencement of the Sublease Term have been satisfied; if accurate, and if not, stating those conditions which have not been satisfied; (v) that the Requesting Party is not in default under any provisions of this Sublease, if accurate, and if not, stating any defaults; (vi) that there are no offsets or defenses which the Certifying Party then has against Requesting Party (or if there are any offsets or defenses then claimed, stating the nature of same with specificity); and (vii) such other information as may be reasonably requested and of which the party requested has knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by the parties for whom it is intended.

         Section 23.02 - Environmental Certificate. Subtenant, in writing to Sublandlord, within 20 days after receipt or request therefor, shall execute, acknowledge and deliver to Sublandlord or any existing or proposed Mortgagee or purchaser or assignee of the Demised Premises or any Mortgage, without charge, a certificate stating that to the Subtenant's actual knowledge after due inquiry:
(i) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees, have complied with the requirements of all Environmental Laws, (ii) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees have not disposed of Hazardous Materials on, in, under, about or near the Demised Premises, (iii) Subtenant, its subtenants, concessionaires, licensees, occupants and their contractors, agents, employees and invitees have not released Hazardous Materials on, in, under, about or near the Demised Premises, and (iv) Subtenant received no notice and has no knowledge that soil or surface or ground water contamination has occurred during the Sublease Term on, in, under, about or near the Demised Premises. At any time during the Initial Term and the Option Term, Subtenant shall, if requested by Sublandlord, promptly remove any and all equipment, materials and other items which may cause, contribute to or result in Hazardous Material contamination of the Demised Premises (the soil or surface or ground water in, on, under, about or near the Demised Premises), and investigate, remedy and clean up any Hazardous Material contamination if Sublandlord or any governmental agency reasonably suspects contamination is present or has occurred. Subtenant shall promptly [not later than two (2) business days] notify Sublandlord of any release of Hazardous Materials on, in, under, about or near the Demised Premises, specifying the nature and quantity of the release, the location of the release, and the measures taken to contain and clean up the release and ensure that future releases do not occur.

         Section 23.03 - Subtenant Compliance. Subtenant hereby certifies that the business activities which it intends to conduct in the Demised Premises do not use any Hazardous Materials which shall be used in a manner so as to fail to be in full compliance with Environmental Laws. Subtenant shall give notice to Sublandlord of all Hazardous Materials used on the Demised Premises.

         Section 23.04 - Subtenant Financial Statements. Upon the Commencement Date, and thereafter upon written request by Sublandlord in the event of a potential sale, financing or refinancing of the Demised

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 25.


Premises, Subtenant shall furnish to Sublandlord at no cost Subtenant's most recent year-end balance sheet and income and expense statement accompanied by a certification of Subtenant's authorized financial officer that such financial statements are true, accurate and complete.


ARTICLE 24 - MISCELLANEOUS PROVISIONS.

         Section 24.01 - Invalidity of Certain Provisions. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         Section 24.02 - Captions and Table of Contents. The captions and table of contents appearing in this Sublease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Sublease, or in any way affect this Sublease.

         Section 24.03 - Independent Operation. Nothing in this Sublease shall cause Sublandlord in any way to be construed as a partner, joint venturer or an associate of Subtenant in the operation of the Demised Premises or subject Sublandlord to any obligations, losses, charges or expenses connected with or arising from the operation or use of the Demised Premises.

         Section 24.04 - Time of the Essence. Time is of the essence of this Sublease as to each of the terms, conditions, obligations and performances contained herein or required hereunder of which time is a factor.

         Section 24.05 - Waiver. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Sublease or to exercise any right or remedy following a breach or default thereof, no forbearance by either party to enforce one or more of the remedies herein provided upon an event of default, and no acceptance of full or partial rent during the continuance of any such breach or default, shall constitute a waiver of any such breach or default or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Sublease to be performed or complied with and no breach or default thereof shall be waived, altered or modified except by a written instrument. No waiver of any breach or default shall affect or alter this Sublease, but each and every covenant, agreement, term and condition of this Sublease shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof. The maintenance of any action or proceeding to recover possession of the Demised Premises or any installment or installments of Base Rent or any other monies that may be due or become due from Subtenant to Sublandlord shall not preclude Sublandlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Demised Premises or of Base Rent or any other monies that may be due or become due from Subtenant, including all expenses, court costs and attorneys' fees and disbursements incurred by Sublandlord. An entry or re-entry by Sublandlord shall not be deemed to absolve or discharge Subtenant from liability hereunder.

         Section 24.06 - Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 26.


         Section 24.07 - Short Form Sublease. Sublandlord and Subtenant agree that if either party so desires, they will execute a Short Form Sublease setting forth the existence of this Sublease and the Sublease Term, which may be recorded. The requesting party shall pay the recording charges and any documentary transfer taxes associated therewith.

         Section 24.08 - Covenants to Bind and Benefit Respective Parties. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, personal representatives, successors and permitted assigns; provided that this section shall not constitute a permission or authorization by Sublandlord to Subtenant to assign or in any way transfer its interest in this Sublease.

         Section 24.09 - Integration; No Oral Modifications. Subtenant hereby acknowledges that except as and to the extent specifically provided for in this Sublease, neither Sublandlord, nor any of its agents, representatives or employees, have made any representations, warranties, agreements or promises, and none shall be implied by law. This Sublease is intended by the parties to be a final expression and a complete and exclusive statement of the agreement of the parties regarding the subject matter hereof, and all negotiations between the parties are merged herein. This Sublease cannot be changed, modified or terminated orally, but may be amended only by an instrument in writing executed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Section 24.10 - Gender; Number. The use of the neuter pronoun in any reference to Sublandlord or Subtenant shall be deemed to include any individual landlord or tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Sublandlord or Subtenant shall be deemed to include the heirs, legal representatives and assigns of any individual landlord or tenant. The use of the plural shall include the singular, and the use of the singular shall include the plural, as the context may require or permit.

         Section 24.11 - Rights and Remedies Cumulative. Each right and remedy of Sublandlord and Subtenant provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity. The exercise or beginning of the exercise by Sublandlord or Subtenant of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Sublandlord or Subtenant of any or all other rights or remedies, nor shall it constitute a forfeiture or waiver of any amounts owed to Sublandlord or Subtenant.

         Section 24.12 - Covenants Independent. Each and every covenant and agreement contained in this Sublease shall be deemed separate and independent and not dependent upon any other provisions of this Sublease, and the damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this Sublease.

         Section 24.13 - Corporate Authority and Status. If Subtenant is a corporation, the person(s) signing this Sublease on behalf of Subtenant warrant that such person(s) are authorized to execute this Sublease on behalf of Subtenant, that no other signature is required, and that this Sublease shall be binding on Subtenant. Subtenant's corporate status is in good standing. Subtenant shall continuously keep its corporate status throughout the Sublease Term in good standing, active and current with the state of its incorporation and shall be and remain licensed to do business in the state in which the Center is located.

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 27.


         Section 24.14 - Cost of Performance. Whenever it is indicated in this Sublease that Sublandlord or Subtenant may, shall or will perform any act, then such act shall be performed at the sole cost and expense of the performing party unless otherwise specifically indicated to the contrary.

         Section 24.15 - Attorneys' Fees. If either party becomes a party to any litigation concerning this Sublease, the Demised Premises, or the building or other improvements of which the Demised Premises form a part, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, court costs, investigation expenses, discovery costs, and costs of appeal incurred by it in the litigation. If either party commences an action against the other party arising out of or in connection with this Sublease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, court costs, investigation expenses, discovery costs and costs of appeal.

         Section 24.16 - No Offer. The delivery of an unsigned copy of this Sublease to Subtenant shall not constitute an offer to Sublease the Demised Premises or grant any rights to Subtenant as a result thereof, and this Sublease shall not be binding on Sublandlord or Subtenant until executed by Sublandlord and Subtenant and delivered.

         Section 24.17 - Applicable Law. This Sublease shall be construed under the laws of the State of California.

         Section 24.18 - Reasonableness; Construction. This Sublease shall be construed fairly as between both Sublandlord and Subtenant and without regard to which party drafted the same. Except as otherwise provided, whenever this Sublease provides that consent or approval of either party is required, such consent or approval will not be unreasonably withheld or delayed. There are certain provisions of this Sublease in which Sublandlord may withhold its consent "for any reason whatsoever" and other provisions which prohibit certain assignments and subleases or allow Sublandlord in certain circumstances to terminate this Sublease in lieu of, or share profit upon, an assignment or subletting of all or any portion of the Demised Premises or a cessation of business therein. These specific provisions, which may be viewed as allowing Sublandlord to deviate from a standard of reasonableness which is imposed on Sublandlord and Subtenant in connection with other provisions of this Sublease, have been lengthily negotiated and bargained for and represent a material part of the consideration to be received by each party. The parties specifically acknowledged and agree:

         1.       Both Sublandlord and Subtenant are sophisticated parties;

         2.       Neither party has unequal bargaining power;

         3. Each party has been represented by counsel of their own choosing who have advised the parties that there have been recent legal cases interpreting lease provisions and imposing covenants of good faith and fair dealing together with reasonableness standards in connection with the type of lease consents and provisions described above;

         4. The parties, bearing in mind the rights, duties and obligations of the parties to honor the implied covenants of good faith and fair dealing, have specifically bargained for and agreed that it is the intent of the parties that Sublandlord, where provided for in this Sublease, may

SUBLEASE/LASER VISION CONSULTANTS
January 1, 1996
Page 28.

                  exercise its consent authority pursuant to a subjective standard of sole discretion, and further that it is the intent of the parties that no person interpreting this Sublease shall have the right to impose any standard on, or restriction of, Sublandlord's rights (i) to withhold consent for any reason whatsoever, or (ii) which restrict or condition Sublandlord's consent on payment being made to Sublandlord, or (iii) which provide for Sublandlord to terminate this Sublease, or (iv) which prohibit certain assignments and subleases; and

         5. The parties acknowledge that the provisions in favor of Sublandlord may constitute a restraint on alienation; however, the parties agree that if they are restraints, then they are reasonable restraints on alienation.

         6. The parties understand that Sublandlord intends to make reasonable efforts to keep the Master Lease in force.

ARTICLE 25 - MANAGEMENT SERVICES PROVIDED BY SUBLANDLORD.

         Upon request presented by subtenant to sublandlord in writing, sublandlord will provide management services that may include but not necessarily be limited to provision of personnel, supplies and similar services, for which subtenant will reimburse sublandlord at rates agreed upon at the time the agreement to provide such services is executed.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

     SUBLANDLORD:                        SAN LEANDRO SURGERY CENTER, LTD.


                                         By: /s/ Sheila L. Cook, R.N.
                                            ----------------------------
                                            Sheila L. Cook, R.N.
                                            Managing General Partner

     SUBTENANT:                          LASER VISION CONSULTANTS



                                         By: /s/ David Bates
                                            ----------------------------
                                            David Bates
                                            Chief Executive Officer